Exhibit 99.1
SAUL CENTERS, INC.
7501 Wisconsin Avenue, Suite 1500E, Bethesda, Maryland 20814-6522
(301) 986-6200

Saul Centers, Inc. Reports First Quarter 2025 Earnings
May 8, 2025, Bethesda, MD.

Saul Centers, Inc. (NYSE: BFS), an equity real estate investment trust (“REIT”), announced operating results for the quarter ended March 31, 2025 (“2025 Quarter”). Total revenue for the 2025 Quarter increased to $71.9 million from $66.7 million for the quarter ended March 31, 2024 (“2024 Quarter”). Net income decreased to $12.8 million for the 2025 Quarter from $18.3 million for the 2024 Quarter. During the 2025 Quarter, the Company continued to lease residential units and work on retail spaces at Twinbrook Quarter Phase I. As of May 5, 2025, 274 residential units have been leased and occupied.

Concurrent with the initial delivery of Twinbrook Quarter Phase I on October 1, 2024, interest, real estate taxes, depreciation and all other costs associated with the residential and retail portions of the property began to be charged to expense, while revenue continues to grow as occupancy increases. As a result, compared to the 2024 Quarter, net income for the 2025 Quarter was adversely impacted by $6.5 million due to the initial operations of Twinbrook Quarter Phase I. Exclusive of Twinbrook Quarter Phase I, net income for the 2025 Quarter increased by $1.0 million primarily due to (a) higher commercial base rent of $2.2 million and (b) higher residential base rent of $0.4 million, partially offset by (c) lower expense recoveries, net of expenses, of $0.7 million and (d) lower other property revenue of $0.6 million. Net income available to common stockholders decreased to $7.0 million, or $0.29 per basic and diluted share, for the 2025 Quarter from $10.8 million, or $0.45 per basic and diluted share, for the 2024 Quarter. As compared to the 2024 Quarter, net income available to common stockholders for the 2025 Quarter was adversely impacted by $3.7 million, or $0.15 per basic and diluted share, due to the initial operations of Twinbrook Quarter Phase I.

Same property revenue increased $1.8 million, or 2.7%, and same property net operating income decreased $0.2 million, or 0.5%, for the 2025 Quarter compared to the 2024 Quarter. Shopping Center same property net operating income for the 2025 Quarter totaled $35.3 million, a decrease of $0.5 million compared to the 2024 Quarter. Shopping Center same property net operating income decreased primarily due to (a) lower other property revenue of $0.6 million, (b) lower expense recoveries, net of expenses, of $0.4 million and (c) lower lease termination fees of $0.2 million, partially offset by (d) higher base rent of $0.8 million. Mixed-Use same property net operating income totaled $12.7 million, an increase of $0.3 million compared to the 2024 Quarter. Mixed-Use same property net operating income increased primarily due to (a) higher residential base rent of $0.5 million, partially offset by (b) lower expense recoveries, net of expenses, of $0.2 million. One property, Twinbrook Quarter Phase I, was excluded from same property results. Reconciliations of (a) total revenue to same property revenue and (b) net income to same property net operating income are attached to this press release.

Same property revenue and same property operating income are non-GAAP financial measures of performance that management believes improve the comparability of reporting periods by excluding the results of properties that were not in operation for the entirety of the comparable reporting periods. We define same property revenue as total revenue less straight-line base rent and above/below market lease amortization of leases acquired in connection with purchased real estate investment properties minus the revenue of properties not in operation for the entirety of the comparable reporting periods, and we define same property net operating income as net income plus (a) interest expense, net and amortization of deferred debt costs, (b) depreciation and amortization of deferred leasing costs, (c) general and administrative expenses, (d) change in fair value of derivatives, and (e) loss on the early extinguishment of debt minus (f) gains on property dispositions, (g) straight-line base rent, (h) above/below market lease amortization of leases acquired in connection with purchased real estate investment properties and (i) the net operating income of properties that were not in operation for the entirety of the comparable periods.

www.SaulCenters.com

Funds from operations (“FFO”) available to common stockholders and noncontrolling interests (after deducting preferred stock dividends) decreased to $24.6 million, or $0.71 per basic and diluted share, in the 2025 Quarter compared to $27.5 million, or $0.80 per basic and diluted share, in the 2024 Quarter. FFO is a non-GAAP supplemental earnings measure that the Company considers meaningful in measuring its operating performance. A reconciliation of net income to FFO is attached to this press release. FFO available to common stockholders and noncontrolling interests was adversely impacted by $4.4 million, or $0.13 per basic and diluted share, due to the initial operations of Twinbrook Quarter Phase I. Exclusive of Twinbrook Quarter Phase I, FFO available to common stockholders and noncontrolling interests increased by $1.5 million primarily due to (a) higher commercial base rent of $2.2 million and (b) lower interest expense, net and amortization of deferred debt costs of $0.5 million partially offset by (c) lower expense recoveries, net of expenses, of $0.7 million and (d) lower other property revenue of $0.6 million.

As of March 31, 2025, 93.9% of the commercial portfolio was leased compared to 94.6% as of March 31, 2024. As of March 31, 2025, excluding The Milton at Twinbrook Quarter, the residential portfolio was 99.3% leased compared to 98.7% as of March 31, 2024.

Saul Centers, Inc. is a self-managed, self-administered equity REIT headquartered in Bethesda, Maryland, which currently operates and manages a real estate portfolio of 62 properties, which includes (a) 50 community and neighborhood shopping centers and eight mixed-use properties with approximately 10.2 million square feet of leasable area and (b) four non-operating land and development properties. Over 85% of the Saul Centers’ property net operating income is generated by properties in the metropolitan Washington, D.C./Baltimore area.

Contact:    Carlos L. Heard
(301) 986-7737

Safe Harbor Statement

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2024 and include the following: (i) the ability of our tenants to pay rent, (ii) our reliance on shopping center “anchor” tenants and other significant tenants, (iii) our substantial relationships with members of the B. F. Saul Company and certain other affiliated entities, each of which is controlled by B. Francis Saul II and his family members, (iv) risks of financing, such as increases in interest rates, restrictions imposed by our debt, our ability to meet existing financial covenants and our ability to consummate planned and additional financings on acceptable terms, (v) our development activities, (vi) our access to additional capital, (vii) our ability to successfully complete additional acquisitions, developments or redevelopments, or if they are consummated, whether such acquisitions, developments or redevelopments perform as expected, (viii) adverse trends in the retail, office and residential real estate sectors, (ix) risks relating to cybersecurity, including disruption to our business and operations and exposure to liabilities from tenants, employees, capital providers, and other third parties, (x) risks generally incident to the ownership of real property, including adverse changes in economic conditions, changes in the investment climate for real estate, changes in real estate taxes and other operating expenses, adverse changes in governmental rules and fiscal policies, the relative illiquidity of real estate and environmental risks, and (xi) risks related to our status as a REIT for federal income tax purposes, such as the existence of complex regulations relating to our status as a REIT, the effect of future changes to REIT requirements as a result of new legislation and the adverse consequences of the failure to qualify as a REIT. Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2024.

www.SaulCenters.com

Saul Centers, Inc.
Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands, except per share amounts)	March 31, 2025	December 31, 2024
Assets
Real estate investments
Land	$562,857	$562,047
Buildings and equipment	1,916,504	1,903,907
Construction in progress	337,446	326,193
	2,816,807	2,792,147
Accumulated depreciation	(779,214)	(767,842)
Total real estate investments, net	2,037,593	2,024,305
Cash and cash equivalents	6,492	10,299
Accounts receivable and accrued income, net	50,674	50,949
Deferred leasing costs, net	26,119	25,907
Other assets	10,608	14,944
Total assets	$2,131,486	$2,126,404
Liabilities
Mortgage notes payable, net	$1,039,328	$1,047,832
Revolving credit facility payable, net	195,683	186,489
Term loan facility payable, net	99,716	99,679
Construction loans payable, net	209,872	198,616
Accounts payable, accrued expenses and other liabilities	51,407	46,162
Deferred income	20,161	23,033
Dividends and distributions payable	23,583	23,469
Total liabilities	1,639,750	1,625,280
Equity
Preferred stock, 1,000,000 shares authorized:
Series D Cumulative Redeemable, 30,000 shares issued and outstanding	75,000	75,000
Series E Cumulative Redeemable, 44,000 shares issued and outstanding	110,000	110,000
Common stock, $0.01 par value, 50,000,000 shares authorized, 24,318,414 and 24,302,576 shares issued and outstanding, respectively	243	243
Additional paid-in capital	455,112	454,086
Distributions in excess of accumulated earnings	(313,879)	(306,541)
Accumulated other comprehensive income	1,891	2,966
Total Saul Centers, Inc. equity	328,367	335,754
Noncontrolling interests	163,369	165,370
Total equity	491,736	501,124
Total liabilities and equity	$2,131,486	$2,126,404

www.SaulCenters.com

Saul Centers, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(Dollars in thousands, except per share amounts)	2025	2024
Revenues
Rental revenue	$70,547	$65,299
Other	1,309	1,393
Total revenue	71,856	66,692
Expenses
Property operating expenses	13,742	10,545
Real estate taxes	7,984	7,623
Interest expense, net and amortization of deferred debt costs	16,747	12,448
Depreciation and amortization of deferred leasing costs	14,523	12,029
General and administrative	6,012	5,784
Total expenses	59,008	48,429
Net income	12,848	18,263
Noncontrolling interests
Income attributable to noncontrolling interests	(3,049)	(4,633)
Net income attributable to Saul Centers, Inc.	9,799	13,630
Preferred stock dividends	(2,798)	(2,798)
Net income available to common stockholders	$7,001	$10,832
Per share net income available to common stockholders
Basic and diluted:	$0.29	$0.45

www.SaulCenters.com

Reconciliation of net income to FFO available to common stockholders and noncontrolling interests (1)

	Three Months Ended March 31,
(Dollars in thousands, except per share amounts)	2025	2024
Net income	$12,848	$18,263
Add:
Real estate depreciation and amortization	14,523	12,029
FFO	27,371	30,292
Subtract:
Preferred stock dividends	(2,798)	(2,798)
FFO available to common stockholders and noncontrolling interests	$24,573	$27,494
Weighted average shares and units:
Basic	34,686	34,348
Diluted	34,707	34,352
Basic and diluted FFO per share available to common stockholders and noncontrolling interests	$0.71	$0.80

(1)The National Association of Real Estate Investment Trusts (“Nareit”) developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by NAREIT as net income, computed in accordance with GAAP, plus real estate depreciation and amortization, and excluding impairment charges on real estate assets and gains or losses from real estate dispositions. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs, which is disclosed in the Company’s Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of FFO. FFO should not be considered as an alternative to net income, its most directly comparable GAAP measure, as an indicator of the Company’s operating performance, or as an alternative to cash flows as a measure of liquidity. Management considers FFO a meaningful supplemental measure of operating performance because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time (i.e. depreciation), which is contrary to what the Company believes occurs with its assets, and because industry analysts have accepted it as a performance measure. FFO may not be comparable to similarly titled measures employed by other REITs.

www.SaulCenters.com

Reconciliation of revenue to same property revenue (2)

	Three Months Ended March 31,
(Dollars in thousands)	2025	2024
Total revenue	$71,856	$66,692
Revenue adjustments (1)	(2,356)	(258)
Acquisitions, dispositions and development properties	(1,300)	—
Total same property revenue	$68,200	$66,434

Shopping Centers	$47,998	$46,755
Mixed-Use properties	20,202	19,679
Total same property revenue	$68,200	$66,434

Total Shopping Center revenue	$47,998	$46,755
Shopping Center acquisitions, dispositions and development properties	—	—
Total Shopping Center same property revenue	$47,998	$46,755

Total Mixed-Use property revenue	$21,502	$19,679
Mixed-Use acquisitions, dispositions and development properties	(1,300)	—
Total Mixed-Use same property revenue	$20,202	$19,679

(1)Revenue adjustments are straight-line base rent and above/below market lease amortization.
(2)Same property revenue is a non-GAAP financial measure of performance that management believes improves the comparability of reporting periods by excluding the results of properties that were not in operation for the entirety of the comparable reporting periods. Same property revenue adjusts property revenue by subtracting the revenue of properties not in operation for the entirety of the comparable reporting periods. Same property revenue is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole. Same property revenue should not be considered as an alternative to total revenue, its most directly comparable GAAP measure, as an indicator of the Company’s operating performance. Management considers same property revenue a meaningful supplemental measure of operating performance because it is not affected by the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to ownership of the Company’s properties. Management believes the exclusion of these items from same property revenue is useful because the resulting measure captures the actual revenue generated by operating the Company’s properties. Other REITs may use different methodologies for calculating same property revenue. Accordingly, the Company’s same property revenue may not be comparable to those of other REITs.

Mixed-Use same property revenue is composed of the following:

	Three Months Ended March 31,
(Dollars in thousands)	2025	2024
Office mixed-use properties (1)	$9,781	$9,781
Residential mixed-use properties (residential activity) (2)	9,296	8,774
Residential mixed-use properties (retail activity) (3)	1,125	1,124
Total Mixed-Use same property revenue	$20,202	$19,679

(1)Includes Avenel Business Park, Clarendon Center – North and South Blocks, 601 Pennsylvania Avenue and Washington Square
(2)Includes Clarendon South Block, The Waycroft and Park Van Ness
(3)Includes The Waycroft and Park Van Ness

www.SaulCenters.com

Reconciliation of net income to same property net operating income (2)

	Three Months Ended March 31,
(Dollars in thousands)	2025	2024
Net income	$12,848	$18,263
Interest expense, net and amortization of deferred debt costs	16,747	12,448
Depreciation and amortization of deferred leasing costs	14,523	12,029
General and administrative	6,012	5,784
Revenue adjustments (1)	(2,356)	(258)
Total property net operating income	47,774	48,266
Acquisitions, dispositions, and development properties	247	—
Total same property net operating income	$48,021	$48,266

Shopping Centers	$35,273	$35,792
Mixed-Use properties	12,748	12,474
Total same property net operating income	$48,021	$48,266

Shopping Center property net operating income	$35,273	$35,792
Shopping Center acquisitions, dispositions and development properties	—	—
Total Shopping Center same property net operating income	$35,273	$35,792

Mixed-Use property net operating income	$12,501	$12,474
Mixed-Use acquisitions, dispositions and development properties	247	—
Total Mixed-Use same property net operating income	$12,748	$12,474

(1)Revenue adjustments are straight-line base rent and above/below market lease amortization.
(2)Same property net operating income is a non-GAAP financial measure of performance that management believes improves the comparability of reporting periods by excluding the results of properties that were not in operation for the entirety of the comparable reporting periods. Same property net operating income adjusts property net operating income by subtracting the results of properties that were not in operation for the entirety of the comparable periods. Same property net operating income is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole. Same property net operating income should not be considered as an alternative to property net operating income, its most directly comparable GAAP measure, as an indicator of the Company’s operating performance. Management considers same property net operating income a meaningful supplemental measure of operating performance because it is not affected by the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to ownership of the Company’s properties. Management believes the exclusion of these items from property net operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred by operating the Company’s properties. Other REITs may use different methodologies for calculating same property net operating income. Accordingly, same property net operating income may not be comparable to those of other REITs.

Mixed-Use same property net operating income is composed of the following:

	Three Months Ended March 31,
(Dollars in thousands)	2025	2024
Office mixed-use properties (1)	$6,118	$6,249
Residential mixed-use properties (residential activity) (2)	5,825	5,407
Residential mixed-use properties (retail activity) (3)	805	818
Total Mixed-Use same property net operating income	$12,748	$12,474

(1)Includes Avenel Business Park, Clarendon Center – North and South Blocks, 601 Pennsylvania Avenue and Washington Square
(2)Includes Clarendon South Block, The Waycroft and Park Van Ness
(3)Includes The Waycroft and Park Van Ness

www.SaulCenters.com